CERTIFICATE OF TRUST




         THIS Certificate of Trust of Pioneer Tax-Managed Equity Fund (the

"Trust"), dated August 3, 1999, is being duly executed and filed by the undersigned trustees, to form a business trust under the Delaware Business Trust

 Act (12 Del. C. ' 3801, et seq).

         1.       NAME.  The name of the business trust formed hereby is Pioneer

Tax-Managed Equity Fund.

         2.       REGISTERED AGENT.  The business address of the registered

office of the Trust in the State of Delaware is 1201 North Market Street in the

City of Wilmington, County of New Castle, 19801. The name of the Trust's registered agent at such address is Delaware Corporation Organizers, Inc.

         3.       EFFECTIVE DATE.  This Certificate of Trust shall be effective upon the date and time of filing.

         4.       SERIES TRUST.  Notice is hereby given that pursuant to

Section 3804 of the Delaware Business Trust Act, the debts, liabilities,

obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally.

The Trust is a registered investment company under the Investment Company Act of 1940, as amended.


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         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the date first written above.



                    /s/ Mary K. Bush
                    Mary K. Bush As Trustee and not individually

                    /s/ John F. Cogan, Jr.
                    John F. Cogan, Jr. As Trustee and not individually

                    /s/ Richard H. Egdahl
                    Richard H. Egdahl As Trustee and not individually

                    /s/ Margaret BW Graham
                    Margaret B.W. Graham As Trustee and not individually

                    /s/ John W. Kendrick
                    John W. Kendrick As Trustee and not individually

                    /s/ Marguerite A. Piret
                    Marguerite A. Piret As Trustee and not individually

                    /s/ David D. Tripple
                    David D. Tripple As Trustee and not individually

                    /s/ Stephen K. West
                    Stephen K. West As Trustee and not individually

                    /s/ John Winthrop
                    John Winthrop As Trustee and not individually


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